 Exhibit 99.1

U.S. Energy Corp. Reports First Quarter 2026 Results and Highlights Transformative Operational and Commercial Progress at Big Sky Carbon Hub

Achieves Final Investment Decision and Executes Fixed-Scope EPC Contract on Phase 1 Processing Facility

Signs Five-Year, 100% Take-or-Pay Helium Offtake Agreement with Investment-Grade Industrial Gas Counterparty

Completes Phase 1 Capital Stack and Suspends Equity Line of Credit

HOUSTON, May 7, 2026 — U.S. Energy Corporation (NASDAQ: USEG) (“U.S. Energy” or the “Company”), an integrated industrial gas, energy, and carbon management company, today reported financial and operating results for the three months ended March 31, 2026, while highlighting significant operational, commercial, and financial milestones achieved during the quarter that materially advance the development of the Company’s Big Sky Carbon Hub, its flagship project in Montana.

MANAGEMENT COMMENTS

“The first quarter of 2026 marked the inflection point in U.S. Energy’s transformation,” said Ryan Smith, President and Chief Executive Officer of U.S. Energy Corp. “In the past 90 days, we reached Final Investment Decision on our Phase 1 processing facility at the Big Sky Carbon Hub, executed a fixed-scope EPC contract with CANUSA, -- an experienced engineering firm with a track record in gas processing and energy infrastructure, -- completed our Phase 1 capital stack, formally suspended our equity line of credit, and signed a five-year, 100% take-or-pay helium offtake agreement with an investment-grade global industrial gas counterparty. Each of these would be a meaningful milestone on its own. Together, they materially advance U.S. Energy’s transition from a legacy E&P company toward an integrated industrial gas, energy, and carbon management platform.

“With Phase 1 funded, our commercial offtake in place, our regulatory path advancing, and construction underway, we have a clear sequence of catalysts between now and first revenue in the first quarter of 2027. The macro tailwinds behind helium supply, federal CCUS policy, and domestic energy production have rarely been more favorable, and we believe the value we are building will become increasingly visible to the market as these milestones are achieved. We remain focused on executing against this plan and delivering long-term shareholder value.”

FIRST QUARTER 2026 STRATEGIC AND OPERATIONAL HIGHLIGHTS

●

Final Investment Decision ("FID") Achieved on Phase 1 Processing Facility. On March 18, 2026, the Company announced FID on the Phase 1 processing facility at the Big Sky Carbon Hub and executed a fixed-scope engineering, procurement, and construction (“EPC”) agreement with CANUSA EPC. The plant is designed for approximately 8 MMcf/d of inlet capacity, targeting approximately 14 MMcf of high-purity helium and approximately 125,000 metric tons of refined CO₂ per year at initial operations, with commercial operations targeted for the first quarter of 2027.

●

Five-Year, 100% Take-or-Pay Helium Offtake Agreement Executed. On April 27, 2026, the Company executed a five-year helium sales agreement with an investment-grade global industrial gas company for the sale of contained helium produced at Big Sky. The contract is structured as 100% take-or-pay over a five-year initial term at a fixed plant-gate price of $285 per Mcf, with CPI-linked escalation beginning March 1, 2028, and a year-three pricing redetermination. The agreement establishes contracted, initial helium revenue and supports the commercial viability of the Big Sky development.

●

Phase 1 Capital Stack Completed. During the quarter, the Company completed an underwritten equity offering and, on April 20, 2026, amended its senior secured credit agreement, doubling the borrowing base to $20 million, fixing the interest margin at 200 basis points over the alternate base rate, and suspending quarterly financial covenant testing through the fiscal quarter ending March 31, 2027. The facility matures May 31, 2029, with no prepayment penalties. The Phase 1 capital stack is expected to fund the project through commercial operations.

●

Equity Line of Credit Suspended. Concurrently with the closing of the expanded debt facility, the Company suspended further use of its equity line of credit, addressing the perceived dilution overhang associated with the facility. The Company has not drawn on the ELOC since March 2, 2026.

●

MRV Applications Advancing in Active EPA Review. Both Monitoring, Reporting, and Verification (“MRV”) submissions — Big Rose and Cut Bank — are in active EPA review, with the Company continuing to expect approvals during the summer of 2026. These approvals are required to access the Section 45Q tax credit framework, which represents approximately $130 million of credit value over the first 12 years of Phase 1 operations alone.

●

Field Development on Schedule. Drilling and completions were completed in August 2025 with three successfully drilled wells, plus two acquired wells. Two Class II permitted injection wells are operational. Gathering infrastructure installation is scheduled for summer 2026, with facility commissioning targeted for late 2026 and first gas in Q1 2027.

BALANCE SHEET AND LIQUIDITY UPDATE

As of April 30, 2026, U.S. Energy had a cash balance of $10.4 million and total available liquidity of $27.9 million, including $17.5 million of undrawn capacity under the Company’s recently amended senior secured credit facility. With the Phase 1 capital stack now complete and the equity line of credit suspended, the Company believes it has sufficient liquidity to advance Phase 1 to commercial operations in Q1 2027 without anticipated reliance on the public equity markets, while maintaining the flexibility to pursue additional value-enhancing opportunities as they arise.

	Balance as of
	December 31, 2025	March 31, 2026	April 30, 2026*
Cash and debt balance:
Total debt outstanding	$2,500	$2,500	$2,500
Less: Cash balance	$429	$10,451	$10,360
Net debt balance	$2,071	$(7,951)	$(7,860)

Liquidity:
Cash balance	$429	$10,451	$10,360
Plus Credit facility availability	$7,500	$7,500	$17,500
Total Liquidity	$7,929	$17,951	$27,860

*Represents liquidity profile as of April 30, 2026, which includes the completion of the Company’s recently amended credit facility on April 20,2026.

First QUARTER 2026 FINANCIAL RESULTS

First quarter 2026 production was 34,290 barrels of oil equivalent (“BOE”) (68% oil), compared to 47,008 BOE the first quarter of 2025. For the first quarter 2026 revenue totaled $1.6 million (84% oil), compared to first quarter of 2025 revenue of $2.2 million. First quarter 2026 realized average sales prices of $63.00/bbl and $3.05/mcf for oil and natural gas, respectively, resulting in an average realized price of $46.78/BOE as compared to first quarter 2025 which averaged $59.01/bbl, $4.14/mcf for oil and natural gas, respectively, resulting in an average realized price of $46.65/BOE. The sequential decline in production and revenue was primarily driven by Company’s strategic divestitures, representing the final significant step in the Company’s legacy asset optimization program. The divestitures, combined with natural production declines, accounted for substantially all of the quarter-over-quarter variance. As previously communicated, this monetization program funded the Company’s pivot to its industrial gas, energy, and carbon management platform and is now substantially complete.

First quarter 2026 lease operating expense totaled $0.9 million, compared to $1.6 million for the first quarter 2025. Cash general and administrative expense totaled $2.6 million for the first quarter 2026 compared to $1.9 million for the first quarter 2025. The year-over-year increase reflects elevated professional fees and compensation expense associated with the Company’s strategic transformation, including legal, technical, and advisory work supporting FID, the EPC contract negotiation, the helium offtake agreement, and the amended credit facility. These costs are expected to normalize as Phase 1 transitions from development to construction execution. Equity compensation expense totaled $0.4 million for both the first quarter of 2026 and the first quarter of 2025.

U.S. Energy reported a net loss of $3.2 million, or $(0.08) per diluted share during the first quarter 2026. Adjusted EBITDA was $(2.1) million.

CONFERENCE CALL DETAILS

U.S. Energy will host a conference call to discuss its first quarter 2026 financial and operating results on May 7, 2026 at 9:00 a.m. Eastern Time/8:00 a.m. Central Time. A replay of the call will be available on the Investor Relations section of the Company’s website at www.usnrg.com following the call.

Date: Thursday, May 7, 2026

Time: 9:00 a.m. Eastern Time

Toll-free dial-in number: 800-717-1738

International dial-in number: 646-307-1865

Conference Registration: https://emportal.ink/48V1WTB

Webcast Registration: https://viavid.webcasts.com/starthere.jsp?ei=1761172&tp_key=90a797c36e

ABOUT U.S. ENERGY CORP.

U.S. Energy Corp. (NASDAQ: USEG) is building an integrated energy and carbon management platform. The Company owns and operates the Big Sky Carbon Hub and Cut Bank oil field in Montana, generating three independent revenue streams — helium, carbon management, and oil — from a fully owned and operated asset base. U.S. Energy is positioned at the intersection of critical supply, domestic energy production, and federal energy policy. More information can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the size, timing and completion of the offering, as well as the expected use of proceeds related thereto; (2) the ability of the Company to grow and manage growth profitably and retain its key employees; (3) risks associated with the integration of recently acquired assets; (4) the Company’s ability to comply with the terms of its senior credit facilities; (5) the ability of the Company to retain and hire key personnel; (6) the business, economic and political conditions in the markets in which the Company operates; (7) the volatility of oil and natural gas prices; (8) the Company’s success in discovering, estimating, developing and replacing oil, natural gas and helium reserves; (9) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (10) risks relating to the future price of oil, natural gas, NGLs and helium; (11) risks related to the status and availability of oil, natural gas and helium gathering, transportation, and storage facilities; (12) risks related to changes in the legal and regulatory environment governing the oil, gas and helium industry, and new or amended environmental legislation and regulatory initiatives; (13) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (14) technological advancements; (15) changing economic, regulatory and political environments in the markets in which the Company operates; (16) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (17) actions of competitors or regulators; (18) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (19) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (20) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (21) risks related to military conflicts in oil producing countries; (22) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (23) the amount and timing of future development costs; (24) the availability and demand for alternative energy sources; (25) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (26) uncertainties inherent in estimating quantities of oil, natural gas and helium reserves and projecting future rates of production and timing of development activities; (27) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth, potential future sales of debt or equity and dilution caused thereby; (28) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (29) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 , and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.

FINANCIAL STATEMENTS

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and equivalents	$10,451	$429
Oil and natural gas sales receivables	714	454
Marketable equity securities	168	146
Other current assets	1,158	956

Total current assets	12,491	1,985

Oil and natural gas properties under full cost method and industrial gas properties:
Proved oil and natural gas properties	132,514	132,459
Less accumulated depreciation, depletion and amortization	(117,619)	(117,237)

Net oil and natural gas properties	14,895	15,222

Unproved industrial gas properties, not subject to amortization	26,974	22,479

Other Assets:
Property and equipment, net	275	318
Right-of-use asset	311	356
Other assets	245	270

Total other assets	831	944

Total assets	$55,191	$40,630

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,885	$1,592
Revenue and royalties payable	3,823	3,921
Asset retirement obligations	595	300
Current lease obligation	214	210

Total current liabilities	6,517	6,023

Noncurrent liabilities:
Credit facility	2,500	2,500
Asset retirement obligations	7,548	7,706
Long-term lease obligation, net of current portion	151	206

Total noncurrent liabilities	10,199	10,412

Total liabilities	16,716	16,435

Commitments and contingencies (Note 8)

Shareholders’ equity:
Common stock, $0.01 par value; 245,000,000 shares authorized; 52,320,429 and 34,405,143 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	523	345
Additional paid-in capital	253,049	235,762
Accumulated deficit	(215,097)	(211,912)

Total shareholders’ equity	38,475	24,195

Total liabilities and shareholders’ equity	$55,191	$40,630

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE Three Months Ended AND 2025

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025

Revenue:
Oil	$1,376	$1,770
Natural gas and liquids	228	423
Total revenue	1,604	2,193

Operating expenses:
Lease operating expenses	910	1,625
Production taxes	130	148
Depreciation, depletion, accretion and amortization	559	1,119
Exploration expense	101	-
General and administrative expenses	3,048	2,389
Total operating expenses	4,748	5,281

Operating loss	(3,144)	(3,088)

Other income (expense):
Interest expense, net	(63)	(47)
Other income, net	22	24
Total other (expense)	(41)	(23)

Net loss before income taxes	$(3,185)	$(3,111)
Income tax expense	-	-
Net loss	$(3,185)	$(3,111)

Basic and diluted weighted average shares outstanding	40,065,555	32,724,922
Basic and diluted loss per share	$(0.08)	$(0.10)

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE Three Months Ended March 31, 2026 AND 2025

(in thousands)

	2026	2025

Cash flows from operating activities:
Net loss	$(3,185)	$(3,111)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, depletion, accretion, and amortization	559	1,119
Loss (gain) on marketable equity securities	(22)	66
Amortization of debt issuance costs	4	23
Stock-based compensation	446	471
Right-of-use asset amortization	45	42
Changes in operating assets and liabilities:
Oil and natural gas sales receivable	(260)	689
Accounts payable and accrued liabilities	200	(2,580)
Accrued compensation and benefits	(19)	(747)
Other operating assets and liabilities, net	(170)	(468)
Payments on operating lease liability	(51)	(48)

Net cash used in operating activities	(2,452)	(4,544)

Cash flows from investing activities:
Acquisition of industrial gas properties	-	(2,128)
Industrial gas capital expenditures	(4,383)	(277)
Oil and natural gas capital expenditures	(48)	(14)
Property and equipment expenditures	-	(3)

Net cash used in investing activities	(4,431)	(2,422)

Cash flows from financing activities:
Financing costs	(114)	-
Shares withheld to settle tax withholding obligations for restricted stock awards	(170)	(324)
Repurchases of common stock	-	(234)
Related party share repurchase	-	(1,574)
Proceeds from underwritten offering	8,086	11,877
Proceeds from committed equity facility	9,103	-

Net cash provided by financing activities	16,905	9,745

Net change in cash and equivalents	10,022	2,779

Cash and equivalents, beginning of period	429	7,723

Cash and equivalents, end of period	$10,451	$10,502

ADJUSTED EBITDA RECONCILIATION

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Adjusted EBITDA. Adjusted EBITDA is a “non-GAAP financial measure” presented as supplemental measures of the Company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, net unrealized loss (gain) on change in fair value of derivatives, income tax (benefit) expense, deferred income taxes, depreciation, depletion, accretion and amortization, one-time costs associated with completed transactions and the associated assumed derivative contracts, non-cash share-based compensation, transaction related expenses, transaction related acquired realized derivative loss (gain), and loss (gain) on marketable securities. Company management believes this presentation is relevant and useful because it helps investors understand U.S. Energy’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

	Three months ended March 31,
	2026	2025
Adjusted EBITDA Reconciliation
Net Income (Loss)	$(3,185)	$(3,111)

Depreciation, depletion, accretion and amortization	559	1,161
Interest Expense, net	63	47
Income tax benefit	-	-
Non-cash stock based compensation	446	471
Loss on sale of assets	-	-
Loss (gain) on marketable securities	(22)	(66)
Impairment of oil and natural gas properties	-	-
Total Adjustments	1,046	1,613

Total Adjusted EBITDA	$(2,139)	$(1,498)